Exhibit 10.4

AMENDED AND RESTATED PATENT PURCHASE AGREEMENT

This Amended and Restated Patent Purchase Agreement ("Patent Purchase Agreement"), made and entered into this 31st day of December, 2014, amends and restates that certain Patent Purchase Agreement dated February 24, 2014 (the "Effective Date") as previously amended by  the First Amendment to Patent Purchase Agreement dated May  16, 2014, and is by and between B.I.E.J.C.Holding, LLC, a limited liability company organized under the laws of  Nevada, having offices at 6629 Rumba Ct, Las Vegas, NV 89178 ("B.I.E.J.C."), Edgardo Clores, an individual and inventor of the patented products, having an address of 6629 Rumba Ct., Las Vegas, N V 89178 ("Clores"), EDCI Holding, LLC, a limited liability company organized under the laws of Nevada, having offices at 4355 S. Cameron Street, Suite B, Las Vegas, NV 89103 ("EDCI"), (B.I.E.J.C., EDCI and Clores being hereinafter referred to collectively as "Seller") and Cloracks Corporation, a corporation organized under the  laws of  Nevada,  having  offices  at 3311 S. Rainbow Blvd., Ste I 08, Las Vegas, NV 89146 ("Buyer''). Seller and Buyer are also referred to in this Agreement each as a "Party" and collectively as the "Parties. "

WITNESSETH:

WHEREAS, Seller has declared that it is the owner of all rights, title and interest in and to the inventions (the ''Inventions") as described and claimed in all of Seller's United States and foreign patents and patent applications (collectively ''the Patents") listed on and including without limitation, all extensions, continuations, provisional, derivatives and related applications thereof whether or not such applications are listed on the attached Exhibit I to this Patent Purchase Agreement; and

WHEREAS, Seller wishes to sell, transfer, assign and set over unto Buyer, and Buyer shall purchase, accept and assume, all rights, title and interest in and to the Inventions and Patents as specified in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.              Purchase and Sale of Patents. Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, all right, title and interest in and to the Inventions and the Patents, and Seller and Buyer hereby agree to execute the form of Patent Assignment (the "Patent Assignment") attached as Exhibit II hereto, the terms of such Patent Assignment being fully incorporated herein. All of the rights, privileges, including the benefit of any attorney client privilege or attorney' work product privilege, title and interest in and to the  Inventions  and Patents being sold, transferred, assigned and set over to Buyer hereunder include without limitation all income, royalties, damages, right to sue, right to enforce and any and all payments now or hereafter due or payable with respect thereto, and the right to bring any claim, sue, counterclaim, and recover for the past, present and future infringement of the rights assigned hereunder.

2.              Purchase Price of  Patents.  The purchase price for the Inventions and Patents shall be Seven Million U.S. Dollars ($7,000,000) payable as follows:

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a.	Initial Payments: Buyer has paid to Seller the amount of $530,560 as follows:

I.	Buyer stock issued to B.I.E.J.C./ EDCI	$142,245
2.	Subscription receivable from Clores Stand stockholders	196,250
3.	Buyer stock issued to Clores	130,000
4.	Cash payments to Clores	62,065
	Total Initial Payments	$530,560

b.	Additional Payments: Payment of the remaining balance of the purchase price in the amount of Six Million Four Hundred Thousand United States Dollars ($6,470,000) shall be payable solely from the net revenues of Buyer from sale of products ("Patented Products") protected by Patents that have been actually issued by the United States Patent and Trademark Office ("USPTO") and remain in force ("Active Patents"), commencing with net revenues from Patented Products in 2017, with such royalties to be paid for the lesser of (i) 18 years from and after January 1, 2017 or (ii) the remaining life of said Active Patent(s) (the "Royalty Period"). The royalty shall be three percent (3%) of such net revenues from Patented Products. Net revenues for this purpose shall be defined as gross sales of Patented Products less returns.

c.	Payment through Royalties; Recalculation of Purchase Price. Payment of the remaining balance of the purchase price in the form of royalties as defined in this section 2, or any portion thereof, is subject to modification and recalculation depending on the Buyer's net revenues from sale of Patented Products during the Royalty Period commencing in 2017. Said royalties shall not exceed the remaining amount of the purchase price; to the extent that the remaining purchase price has not been paid through royalties during the Royalty Period, the purchase price shall be reduced by the amount of such shortfall.

d.	Clores Option to Avoid Dilution. Clores, at his option, may maintain his nine percent (90/o) common stock ownership interest in the Buyer at any time by purchasing Buyer's common stock in lieu of cash royalty payments due under this section 2. Thus, Clores may receive the Buyer's common stock in lieu of a cash royalty fee in order to maintain his Nine Percent (9%) stock ownership interest, if he so chooses. At no time shall Clores' ownership interest in Buyer's stock exceed Nine Percent (9%). Clores shall provide Buyer with at least 5 business days' advance notice of his intent to purchase Buyer common stock with a royalty payment. All purchases of Buyer's common stock by Clores hereunder shall be at fair market price as determined by Buyer's Board of Directors, taking into the account the average closing price of Buyer common stock on OTC Markets or any other primary trading market during the 30 days prior to the date of payment.

3.            Payment Procedures: All payments made by Buyer pursuant to this Agreement shall be made by wire transfer to that account specified by Seller at such times and in accordance with the provisions of Section 2(b) (and until another account is designated in writing to Buyer by Seller, to the account identified in Exhibit IID.  Simultaneous with any wire transfer pursuant to Section 2(b}, Buyer will include a report detailing the payment amount and will provide such supporting documentation as may reasonably be requested by Seller (subject to appropriate and customary confidentiality obligations as may be required in order to disclose such documentation to Seller).
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4.          No Assumption of Liabilities. It is expressly understood and agreed that Buyer shall not be liable for and hereby disclaims any assumption of any of the obligations, third party claims or liabilities of Seller and/or its affiliates and/or of any third party of any kind or nature whatsoever arising from or in connection with any circumstances, causes of action, breach, violation, default or failure to perform with respect to the Inventions and Patents prior to the Closing ("Retained Liabilities") and Seller hereby agrees to defend, indemnify and hold Buyer  and its affiliates, officers, directors, shareholders and employees (the "Indemnified Parties") harmless from, against and in respect of any and all losses, liabilities, damages, claims or  expenses (including, without limitation, attorney's fees) suffered or incurred, directly or indirectly in connection with a Retailed Liability and any obligation arising out of or relating to Seller's ownership or actions (or lack thereof) relating to the Patents in accordance with the indemnification procedures outlined in Section 7.

5.          Allocation of Purchase Price. The purchase price of the Patents shall be allocated among the individual Inventions and Patents as reasonably determined by Buyer. It is presently contemplated that approximately 50% of the purchase price will be allocated to the dish-rack and wine-rack patents, and 50" of the purchase price will be allocated to the pole tree stand patents.

6.          Taxes; Brokers. Seller shall pay any taxes that are legally imposed on Seller arising out of the transfer of the Inventions and Patents. Seller is not liable for any taxes, if any, that are legally imposed on Buyer arising out of the transfer of the Inventions and Patents. Seller is responsible for any fees (including legal and broker fees) incurred by Seller and Buyer is responsible for any fees (including legal and broker fees) incurred by Buyer.

7.          Representations and Warranties of Seller.   Seller represents and warrants to Buyer as follows:

7.1          Corporate Organization. B.I.E.J.C. and EDCI each is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to own and operate its properties and assets and carry on its business as currently conducted.

7.2          Authorization. Seller has full power and authority to enter into this Agreement and the Patent Assignment and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Patent Assignment and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors and all other necessary corporate actions on the part of Seller, including the shareholders, to the extent required. This Agreement and the Patent Assignment have been duly executed and delivered by the Seller, and constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

7.3          Non-Contravention. Neither the execution and delivery of this Agreement and the Patent Assignment, nor the assignment of the Inventions and the Patents contemplated hereby and thereby will violate, or be in conflict with the Articles of Association of the Seller or any provision of any applicable law binding upon or applicable to the Seller, or

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any of the Inventions or Patents, give rise to any right of termination, cancellation, increase in obligations, imposition of fees or penalties under, any debt, note, bond, indenture, mortgage, lien, lease, license, instrument, contract, commitment or other agreement, or order, arbitration award, judgment or decree, to which Seller is a party or by which it is bound or to which the Inventions or Patents are subject, or result in the creation or imposition of any mortgage, lien, charge, pledge, security interest, other encumbrance or third party right ("Encumbrances ") upon any of the Inventions or Patents.

7.4          Approvals. No consent, approval, order or authorization  of,  or  registration, declaration or filing with, any governmental or regulatory authority or third party is required in connection with the execution or delivery of this Agreement or  the  Patent  Assignment or the consummation of the transactions contemplated hereby  and thereby,  except for recordation of suitable patent assignment documents in the U.S. Patent & Trademark Office (the "PTO") and comparable  foreign patent offices (the "Required  Approvals").

7.S     Ownership of the Patents.  The Seller owns all right, title and interest, and has good and marketable title, in and to the Inventions and Patents free and clear of an Encumbrances. Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant with respect to the use of the subject matter disclosed and claimed in the Inventions or the Patents or in connection with the licensing of the Inventions and/or Patents to third parties.

7.6          Pre-Existing & Licenses under the Patents.  The Seller, or any predecessor-in-interest to the Inventions and Patents, has not granted any licenses or any other rights under the Inventions or Patents.

7.7          Litigation. There are no (i) actions, suits, claims, hearings, arbitrations, proceedings (public or private) or governmental investigations against or affecting the Seller, pending or threatened, against or by the Seller (collectively,  "Proceedings"), nor  any  Proceedings or investigations or reviews by any governmental authority against or affecting the Seller, pending or threatened against or by the Seller, relating to the Inventions or Patents  or which seek to enjoin or rescind the transactions contemplated by this Agreement or the Patent Assignment; or (ii) existing orders, judgments or decrees of any governmental authority naming the Seller as an affected party in connection with inventions and/or the Patents.

7.8          Patent Maintenance.      All    annuity    and    maintenance    fees   that are necessary in order to keep the Patents in force as of the Effective Date have been paid by Seller, and no payment of annuities or fees, or papers to be filed in patent offices, are required to be made within the three-month period after the Effective Date.

8.      Indemnification; Set-Off.
8.1.            Without derogating from the provisions  of Section 3 above, Seller agrees  to defend, indemnify and hold the Indemnified Parties harmless from, against and in respect of  any and all losses, liabilities, damages, claims or expenses (including, without limitation, attorneys' fees) suffered or incurred, directly or indirectly by the Indemnified  Parties by reason  of, or resulting from the breach of any representation or warranty contained in Section 6 of this Agreement  or  from  the  failure to perform  any  covenant  contained  in this Agreement  or in the

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Patent Assignment.
8.2.          Whenever any claim arises for indemnification under this Agreement or an event which may result in a claim for such indemnification has occurred, the Indemnified Party will promptly notify the Seller of the claim and, when known, the facts constituting the basis for such claim. The Seller shall have the obligation to dispute and defend all such third party claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Seller, and the cost of such defense shall be borne by the Seller, provided that the Indemnified Parties shall have the right to participate in such defense at their own expense, unless the Indemnified Parties require their own attorney due to a conflict of interests, in which case, the expense thereof will be borne by the Seller. The Indemnified Parties shall cooperate in all reasonable respects in the investigation, trial and defense of any such claim at the cost of the Seller. If the Seller fails to take action within thirty (30) days of notice, then the Indemnified Parties shall have the right to pay, compromise or defend any third party claim, such costs to be borne by the Seller.  The Indemnified Protected shall also have the right and upon delivery of ten (10) days advance written notice to such effect to the Seller, exercisable in good faith, to take such action as may be reasonably necessary to avoid a default prior to the assumption of the defense of the third party claim by the Seller, and any expenses incurred by the Indemnified Parties so acting shal1 be paid by the Seller. The Seller will not settle or compromise any third party claim without the prior written consent of the Indemnified Parties.
8.3.            Without derogating from any other right and/or remedy available to the Buyer hereunder or under applicable law, the Buyer shall be entitled to set-off against any amounts otherwise payable by the Buyer to the Seller under this Agreement any amounts to which Buyer is entitled based on a claim for indemnification by the Buyer under this Agreement or the Patent Assignment. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies or limit the Buyer in any manner in the enforcement of any other remedies that may be available to it.
8.4.       Covenants of the Seller
8.4.1.            The Seller agrees that during the period from the Effective Date through the Closing, the Seller, will not directly, through any agent or otherwise, so1icit, accept, initiate or encourage (by providing confidential information or otherwise) submission of proposals or offers from any person or entity or negotiate or suggest negotiations at any future time with or to any other person any transaction related to or which may affect, the Inventions or the Patents.
8.4.2.            The Seller agrees that during the period from the Effective Date through the Closing, the Seller shall operate its business in the ordinary course consistent with past practices. The Seller agrees to pay all indebtedness when due, to use reasonable efforts to pay or perform other obligations when due and agree to preserve the Seller's assets and technology and preserve the relationships of the Seller with suppliers, investigators, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Seller relating to the Inventions and the Patents.

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8.4.3     Without limiting the generality of the foregoing, except (i)  as expressly contemplated herein or (ii) with the prior written consent of the Buyer, the Seller shall not:(A) sell, license or transfer to any person or entity any rights to the Inventions or the Patents enter into any agreement or undertake any new obligation with respect to any of the same, with any person or entity; (B) incur any indebtedness or guarantee any indebtedness for borrowed money or issue or sell any debt securities or guarantee any debt securities or other obligations of others or create an Encumbrance over the Inventions or the Patents; or (C) enter into any transaction for a merger of the Seller or the sale of all or substantially all of the shares of the Seller, which may affect, directly or indirectly, the Inventions or the Patents.
8.4.4.            Following the Closing, and for a period of three (3) months, the Seller undertakes not to (i) apply for or consent to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; (ii) institute (by petition, application, answer, consent or otherwise) any bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding; or (iii) can a creditors' meeting for the purpose of entering into an arrangement with them. In addition, the Seller shall take promptly, at its expense, all measures as are required for preventing, discharging, tenanting, removing or achieving a stay of any of the aforesaid or similar events initiated by third parties.

8.4.5          For a period of two (2) years after January 1, 2015, Seller will not directly or indirectly engage in any business that competes with the Buyer. This covenant shall apply to the geographical area that includes the area within the city of Las Vegas.

8.4.6          For a period of two (2) years after January 1, 2015, Seller will not directly or indirectly solicit business from, or attempt to sell, license or provide the same or similar products or services as are now provided to Buyer under this Agreement. Further, for a period of two (2) years after January l, 2015, Buyer will not directly or indirectly solicit, induce or attempt to induce any employee, independent contractor or any business from any of Buyer's customers, customer prospects, vendors, manufacturers or distributors with whom Seller has knowledge does business with Buyer.

8.4.7              Seller will not at any time or in any manner, either directly or indirectly use, for the personal benefit of Seller, or divulge, disclose, or communicate in any manner any information that is proprietary to Buyer. Seller will protect such information and treat it as confidential. At all times, Seller agrees to abstain from disclosing the inventions and patents (the subject of, and defined in, this Agreement), or Buyer's trade secrets or other confidential material owned by Buyer. Seller agrees to take apt security measures to prevent accidental disclosures of the aforementioned information.

8.4.8          During the term of this Agreement and the term of the inventions and patents with the USPTO, Seller agrees not to invent any patent or any other competitive products of the Buyer. In the event that Seller does invent any patents or competitive products of the Buyer, Seller shall give Buyer the right of first refusal to purchase said patents and I or competitive products.

8.4.9          Seller agrees to use his/its best efforts and intentions to abide by the non-competition, non-solicitation and non-disclosure covenants in Section 8.4.1 through 8.4.8 of this Agreement.

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9.          Representations and Warranties of Buyer.   Buyer represents and warrants to Seller as follows:

9.1            Corporate Organization, Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to own and operate its properties and assets and carry on its business as currently conducted.

9.2          Authorization. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of Buyer. This Agreement and the Patent Assignment have been duly executed and delivered by the Buyer, and constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.
10.       Closing and Due Diligence Period.
10.1          Closing:. The Closing (the "Closing") of the purchase and sale of the Patents shall take place on or before March l, 2014.

10.2          Due Diligence. The due diligence period wi11 continue during the period prior to the Closing. During the period, the Seller will provide to Buyer complete copies of the patent prosecution files provided by prosecution counsel and any other documents (electronic or otherwise) in Seller's custody or control relating to the Inventions and the Patents.

10.3       Deliveries.  At the Closing, the Seller shall deliver to the Buyer the following:

10.3.1.       duly executed copies of the Patent Assignment, duly executed by the Sellers;

10.3.2.     copies of all Required Approvals; and

10.3.3.         such other duly executed agreements, deeds, certificates or other instruments of conveyance, transfer and assignment as shall be necessary, in the reasonable opinion of the Buyer, to vest in the Buyer good, valid and marketable title to the Inventions and the Patents.

10.4                  Pre-Closing Transfer. At least five (5) business days prior to the Closing (or immediately thereafter upon learning of the existence of any such files or documents that have not been transferred to Buyer subsequent to the transfer contemplated  under  this Section 10.4), Seller shall, and shall cause its patent counsel to deliver to Buyer (or to Buyer's counsel as may be directed by Buyer) copies of all patents and patent applications, and PTO correspondence in Seller's or Seller's counsel's possession related to the Patents and any other documents (electronic or otherwise) in Seller's custody or control relating to the Patents. Seller represents to Buyer that as of the date five business days prior to the Closing Date, Seller has conducted a thorough and diligent search through its counsel   for all such documents, and that as

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of the Closing, no other such documents remain in the custody or control of Seller. Seller further agrees that upon the Effective Date all rights and privileges (including with respect to any attorney client privileges, attorney work product or any other professional privileges or rights) held by Seller or any third party, that arise from or relate to the Patents, Inventions or any other intellectual property transferred under this Agreement, shall be transferred from Seller to Buyer.

10.5            Developments  If the Seller shall make, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique,  know-how, secret or intellectual property right whatsoever or any interest therein arising from or in  connection with the Patents ("Developments"}, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Buyer and its assigns, Seller shall promptly disclose to Buyer (or any persons designated by it) each such Development and the Seller hereby assigns any rights it may have or acquire in the Developments, and benefits and/or rights resulting therefrom, to the Buyer and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto to the Buyer. Any and all such Developments shall be deemed confidential information of the Buyer, shall be held by the Seller in confidence, may not be disclosed to any third party and may be used by the Seller only in connection with the activities permitted under this Agreement. Seller shall, at the request of the Buyer, sign, execute, make and do all such deeds, documents, acts and things as the Buyer and its duly authorized agents may reasonably require (i) to apply for, obtain and vest in the name of the Buyer alone (unless the Buyer otherwise directs) letters patent, copyrights   or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

11.        Miscellaneous. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered (a) personally, (b) by facsimile transmission, (c) by overnight courier or (d) by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a Party as shall be specified by like notice);

If to the Buyer at:                                                                                              If to Seller at:

Notice shall be deemed received in the case of (a) personal delivery, upon delivery, (b) international courier (signature required), two business days following shipment and (c) international registered or certified mail, seven business days following postdate. Either Party may change the notice address by providing notice containing the changed notice information to the other Party.

 11.1        Entire Agreement.   This Agreement (including the Exhibits) and the Patent Assignment constitute the entire agreement of the parties and supersedes all other  prior or contemporaneous agreements and understandings, both written and oral, among or between the parties with respect to the subject matter hereof.

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11.2          No Third Party Beneficiaries.    This Agreement is for the exclusive benefit of the parties and is not intended to confer upon any other person any rights or remedies hereunder.

11.3          Assignment.  This Agreement may not be assigned by the Seller without the prior written consent of the Buyer. The Buyer may assign its rights and obligations hereunder upon the provision of written notice to the Seller. It is hereby clarified that a "change in control" transaction of the Seller shall be deemed to be an assignment of this Agreement by the Seller and is therefore restricted as aforesaid and shall require the prior written consent of the Buyer. Under no circumstances will any assignment be permitted to an entity acquiring Seller through insolvency, bankruptcy, assignment for the benefit of one or more creditors (through foreclosure or any other means) or any similar proceeding, any all of which shall require the consent of Buyer.

11.4          Governing Law; Forum. This Agreement, its performance and interpretation shall be governed by the substantive law of Nevada, exclusive of its choice of law rules. The competent courts located in Clark County, Nevada shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

11.5          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

11.6          Heading. The headings of the articles and sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.7          Confidentiality. The contents of this Agreement, including its terms and conditions, are considered confidential. Neither Party shall disclose the terms of the Agreement to an unaffiliated third party without the prior written approval of the other Party, except to legal, financial, accounting or other similar advisors who agree to keep the terms of this Agreement confidential. In the event an unaffiliated third party seeks to discover the terms of this Agreement through a court order, the Party to whom the request for the terms has been made shall provide reasonable notice of the request to the other Party to this Agreement and shall use its reasonable efforts to prevent at least the disclosure of the terms of the Agreement. Neither Party will originate any publicity, news release, or other announcement, written or oral, whether to the public press, to stockholders, or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder or the existence of an arrangement between the parties without the prior written approval of the other Party.

11.8          Further Assurances.   Seller agrees, at its sole expense, to execute such further documents and do any and all such reasonable things as may be necessary to implement and carry out the terms, conditions and intent of this Agreement within a commercially reasonable timeframe upon the request of Buyer.

11.9          Consultancy Agreement. According to the terms of the Consultancy Agreement, attached hereto as Exhibit C, Clores shall be paid a consultancy fee in the amount of Twelve Thousand U.S. Dollars ($12,000) per month effective May 16, 2014.  Effective    October

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l, 2014, the consulting fees payable under the Consultancy Agreement shall not exceed $500 per hour for time actually spent by Clores on work approved by management of the Buyer.

[Remainder of Page Intentionally Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed  as of the day and year first above written.

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EXHIBIT I

UNITED STATES PATENTS AND PATENT APPLICATIONS

[Attached]

Exhibit 10.4 -- Page 12

Exhibit A

List of Patents

U.S. Patent/Application number: 29418900 - (Gold seal # US D688,426S)
Dated: March 07, 2011
Title: Combination bussing and washing tray

U.S. Patent/Application number: 29386954
Dated: February 15, 2010
Title: Dishwasher Rack

U.S. Patent/Application number: 29418886 (Gold Seal # - US D683,087 S)
Dated: February 15, 2010
Title: Combination bussing and washing tray

U.S. Patent/Application number: 29418876 (Gold Seal # - US D683,504 S)
Dated: April 19, 2010
Title: Combination bussing and washing tray

U.S. Patent/Application number: 29386958
Dated: March 7, 2011
Title: Dishwasher Rack

U.S. Patent/Application number: 29389350
Dated: April 11, 2011
Title: Dishwasher Rack

U.S. Patent/Application number: 29309408
Dated: April 25, 2011
Title: Ornamental Design for a dishwasher rack

U.S. Patent/Application number: 29386961
Dated: March 7, 2011
Title: Dishwasher Rack

U.S. Patent/Application number: 29429598
Dated: March 7, 2011
Title: Ornamental Design for a combination bussing and dishwasher rack

U.S. Patent/Application number: 4180P3478 (Gold seal # US 8,091,853 B2
Dated: April 19,2010
Title: Pole type member support device and method thereof

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EXHIBIT il

FORM OFPATENT ASSIGNMENT

(Attached]

Exhibit 10.4 -- Page 14

CLORACKS PRODUCT MODELS

Model No.	Description	TYPE	Publicized Patent No.	Gold Seal Patent No.
CLR 1	Bussing Tray	Dish Rack	29418900	US D688,426 S
CLR 2	Silverware Caddy	Dish Rack	29386954
CLR 3	Silverware Caddy	Dish Rack	29386954
CLR 4	Multi- use flatware rack	Dish Rack
CLR 5	Small plate rack	Dish Rack	29418886	US D683,087 S
CLR 6	Multi-use cup rack	Dish Rack	29418876	US D683,504 S
CLR 7	Multi- use bowl/dish rack	Dish Rack	29386958
CLR 8	Glass/Tumbler rack	Dish Rack	29389350
CLR 9	Plate/gourmet salad bowl rack	Dish Rack	29390408
CLR 10	Shot glass	Glass/wine Rack	29429598
CLR 11	High ball/wine glass	Glass/wine Rack	29429598
CLR 12	Cooler/beverage/Tall mixing glass rack	Glass/wine Rack	29429598
CLR 13	Margarita Glass	Glass/wine Rack	29429598
CLR 14	Brandy/ Champagne Glass	Glass/wine Rack	29429598
CLR 15	High Ball Glass	Glass/wine Rack	29429598
CLR 16	Tall Glass	Glass/wine Rack	29429598
CLR 17	PG Glass	Glass/wine Rack	29429598
Ornamental Design			29386961
CLR 18	Cloracks Roller	For all Racks	Pending
Pole Type Member Support Device and Method Therefor	CHRISTMAS TREE STAND		4180P3478	US 8,097,853 B2
Updated:03/07/2014

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UNITED STATES PATENT AND TRADEMARK OFFICE

DEPARTMENT OF COMMERCE

 UNITED STATES PATENT AND TRADEMARK OFFICE
UNDER SECRETARY OF COMMERCE FOR INTELLECTUAL PROPERTY

AND DIRECTOR OF THE UNITED STATES PATENT AND TRADEMARK OFFICE

MARCH 27, 2014
PTAS

502739100

WEISS & MOY, P.C.
4204 NORTH BROWN AVENUE
SCOTTSDALE, AZ 85251

UNITED STATES PATENT AND TRADEMARK OFFICE NOTICE OF
RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT RECORDATION BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE ASSIGNMENT RECORDATION BRANCH AT 571-272-3350. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, MAIL STOP: ASSIGNMENT RECORDATION BRANCH, P.O. BOX 1450, ALEXANDRIA, VA 22313.

RECORDATION DATE: 03/26/2014	REEL/FRAME: 032527/0904
NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).
DOCKET NUMBER: 41480P3386DIV2 CONT DES

ASSIGNOR:
B.I.E.J.C. HOLDING LLC	DOC DATE: 03/26/2014

ASSIGNEE:
CLORACKS CORPORATION
3311 S. RAINBOW BLVD #108
LAS VEGAS, NEVADA 89146

APPLICATION NUMBER: 29418900	FILING DATE: 04/23/2012
PATENT NUMBER: D688426	ISSUE DATE: 08/20/2013
TITLE: COMBINATION BUSSING AND WASHING TRAY

ASSIGNMENT RECORDAT ION BRANCH
PUBLIC RECORDS DIVISION

Exhibit 10.4 -- Page 16

 UNITED STATES PATENT AND TRADEMARK OFFICE
UNDER SECRETARY OF COMMERCE FOR INTELLECTUAL PROPERTY

AND DIRECTOR OF THE UNITED STATES PATENT AND TRADEMARK OFFICE

MARCH 27, 2014
PTAS

502739247

WEISS & MOY, P.C.
4204 NORTH BROWN AVENUE
SCOTTSDALE, AZ 85251

UNITED STATES PATENT AND TRADEMARK OFFICE NOTICE OF
RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT RECORDATION BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE ASSIGNMENT RECORDATION BRANCH AT 571-272-3350. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, MAIL STOP: ASSIGNMENT RECORDATION BRANCH, P.O. BOX 1450, ALEXANDRIA, VA 22313.

RECORDATION DATE: 03/26/2014	REEL/FRAME: 032528/0549
NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).
DOCKET NUMBER: 41480P3386 CONT DES

ASSIGNOR:
B.I.E.J.C. HOLDING LLC	DOC DATE: 03/26/2014

ASSIGNEE:
CLORACKS CORPORATION
3311 S. RAINBOW BLVD #108
LAS VEGAS, NEVADA 89146

APPLICATION NUMBER: 29418900	FILING DATE: 04/23/2012
PATENT NUMBER: D683504	ISSUE DATE: 05/28/2013
TITLE: COMBINATION BUSSING AND WASHING TRAY

ASSIGNMENT RECORDAT ION BRANCH
PUBLIC RECORDS DIVISION

Exhibit 10.4 -- Page 17

 UNITED STATES PATENT AND TRADEMARK OFFICE
UNDER SECRETARY OF COMMERCE FOR INTELLECTUAL PROPERTY

AND DIRECTOR OF THE UNITED STATES PATENT AND TRADEMARK OFFICE

MARCH 27, 2014
PTAS

502739358

WEISS & MOY, P.C.
4204 NORTH BROWN AVENUE
SCOTTSDALE, AZ 85251

UNITED STATES PATENT AND TRADEMARK OFFICE NOTICE OF
RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT RECORDATION BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE ASSIGNMENT RECORDATION BRANCH AT 571-272-3350. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, MAIL STOP: ASSIGNMENT RECORDATION BRANCH, P.O. BOX 1450, ALEXANDRIA, VA 22313.

RECORDATION DATE: 03/26/2014	REEL/FRAME: 032529/0001
NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).
DOCKET NUMBER: 4180P3386 CONT DES

ASSIGNOR:
B.I.E.J.C. HOLDING LLC	DOC DATE: 03/26/2014

ASSIGNEE:
CLORACKS CORPORATION
3311 S. RAINBOW BLVD #108
LAS VEGAS, NEVADA 89146

APPLICATION NUMBER: 28418886	FILING DATE: 04/23/2012
PATENT NUMBER: D683087	ISSUE DATE: 05/21/2013
TITLE: COMBINATION BUSSING AND WASHING TRAY

ASSIGNMENT RECORDAT ION BRANCH
PUBLIC RECORDS DIVISION

Exhibit 10.4 -- Page 18

 UNITED STATES PATENT AND TRADEMARK OFFICE
UNDER SECRETARY OF COMMERCE FOR INTELLECTUAL PROPERTY

AND DIRECTOR OF THE UNITED STATES PATENT AND TRADEMARK OFFICE

MARCH 27, 2014
PTAS

502739210

WEISS & MOY, P.C.
4204 NORTH BROWN AVENUE
SCOTTSDALE, AZ 85251

UNITED STATES PATENT AND TRADEMARK OFFICE NOTICE OF
RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT RECORDATION BRANCH OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE ASSIGNMENT RECORDATION BRANCH AT 571-272-3350. PLEASE SEND REQUEST FOR CORRECTION TO: U.S. PATENT AND TRADEMARK OFFICE, MAIL STOP: ASSIGNMENT RECORDATION BRANCH, P.O. BOX 1450, ALEXANDRIA, VA 22313.

RECORDATION DATE: 03/26/2014	REEL/FRAME: 032528/0382
NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNORS INTEREST (SEE DOCUMENT FOR DETAILS).
DOCKET NUMBER: 4180P3386 CONT DES

ASSIGNOR:
B.I.E.J.C. HOLDING LLC	DOC DATE: 03/26/2014

ASSIGNEE:
CLORACKS CORPORATION
3311 S. RAINBOW BLVD #108
LAS VEGAS, NEVADA 89146

APPLICATION NUMBER: 12762857	FILING DATE: 04/19/2012
PATENT NUMBER: 8091853	ISSUE DATE: 01/10/2012
TITLE: POLE TYPE MEMBER SUPPORT DEVICE AND METHOD THEREFOR

ASSIGNMENT RECORDAT ION BRANCH
PUBLIC RECORDS DIVISION

Exhibit 10.4 -- Page 19

EXHIBIT III
SELLER WIRE INSTRUCTIONS

[Attached]

Exhibit 10.4 -- Page 20

April 25, 2014

Dear Ed,

Herewith please find two stock certificates from. Cloracks Corporation to be as follows:

a) 9,000,000 shares at par value $0.01 per share
b) 4,000,000 shares at par value $0.01 per share

1. 4,000,000 shares at par value of $0.01 representing as the stocks in lieu of cash payments calculated as follows:

a. Estimated patent cost -	$ 530,560
Shared to LLC members -	($ 142,245)
Advances made-	($ 62,000}
Balance	$ 326,315

b. Deduct: Clores Stand Corp

Subscriptions	($196,520}
Net Balance	$129,795

2. Deduct: 9,000,000 shares stock based

Payments	($ 90.000)
Total worth of patents price to be paid	$ 39.795 round off to $40,000
	Equivalent to 4,000,000 shares

Thank you

Raul Mansueto

CONFIRMED BY:

Edgardo Clores

Exhibit 10.4 -- Page 21

April 25, 2014

Edgardo Clores President
BIEJC Holding LLC
 6180 Sundown Crest St. Las Vegas, Nevada

Dear Ed,

Herewith please find the stock certificates for your LLC members representing their interest and ownership of the patents that BIEJC Holding LLC and/or Edgardo Clores including EDCI Holding LLC and/or Edgardo Clores; that were sold to Cloracks Corporation. The total number of shares is about 12,616,400 shares at a par value of $0.01/share; broken down as follows:

1. Cecilia Maristela -	1,294,000
2. Mark Dayson -	647,000
3. Don Rio Magallona -	970,000
4. Steven Chen-	1,941,100
5. Ohan Dev Kaushal -	1,617,600
6. Peter Reyes -	1,617,600
7. Rosalinda Reyes -	1,617,600
8. Roberto Morelos -	970,500
9. Rachelle Feliciano -	970,500
10. Gladys Antonio	970,500
Total-	12,616,400

For EDCI Holding, LLC and/or Edgardo Clores

1. Don Rio Magallona -	1.617.600

Grand Total	14,234,000

Kindly distribute this to your LLC respective members and let them acknowledged receipt with a processing fee of $35.00 per certificate.

Thank you

/s/ Raul Mansueto
Raul Mansueto

Exhibit 10.4 -- Page 22

filename:buy out patent distribution revised for SEC.xis

Purchased terms of Patent to be paid to BIEJC Holding LLC

All patents combined		$	Total 530,560	Stks Equiv. at $0.01/s hare		E Clores Cash out
Ed Clores -	60.0%	$	388,215		$	388,215
Cecille Maristela	2.0%	$	12,940	1,294,049		
Mark Dayson	1.0%	$	6,470	647,024		
Don Magallona	1.5%	$	9,705	970,537		
Steven Chen	3.0%	$	19,411	1,941,073		
Dr Kashal	2.5%	$	16,176	1,617,561		
Peter Reyes	2.5%	$	16,176	1,617,561		
Rosalinda Reyes	2.5%	$	16,176	1,617,561		
Bob Morelos	1.5%	$	9,705	970,537		
Rachelle Feliciano	1.5%	$	9,705	970,537		
Gladys Antonio	1.5%	$	9,705	970,537		
Don Magalllona	2.5%	$	16,176	1,617,561		
Total	82.0%	$	530,560	14,234,537	$	388,215

Subscription Payable for Clores Stand Corp		$	(196,250)
Cloracks Clearing account for Advances		$	(62,000)
Net Cash Out		$	129,965
Edgardo Clores Stock payment	(9,000,000 shares/ $.01/sh parvalue at $30 /share IPO = $270 million)	$	90,000
Netstocks in lieu of cash	($129,965 - $90,000) $40,000/$0.01= 4,000,000	$	40,000

x

Consulting Fees — Per month (with 3% escalation rate /yr.) $ 12,000

$12,000 / mo. for 18 years at 3% = $2,000,922

Stock options at 9% of outstanding stock issued blance per year $ 81000,000 price at $0.10 to be paid on exercise dates. (shares)

(note - 81 million at exercise date will be $8,100,000 to be paid by royalty fees

(if 81 million shares will go to IPO at $30/share = $ 2.4 billion) $ 8,100,000

Bonus of 3 pct. of net profit per yearfor the first 3 years — 3 years

From 2015 to 2017-year period

Royalty fees

a) 8 pct. of gross profit beginning 2018 up to 2023 — 5 years
b) 7 pct. of gross profit from 2024 to 2028 — 5 years
c) 5 pct. of gross profit from 2029 to 2033 — 5 years

Exhibit 10.4 -- Page 23

Assignee Acknowledgement

State of NEVADA   )
County of CLARK  )

On March 1, 2014 before me the undersigned Notary Public, personally appeared Raul A. Mansueto ASSIGNEE, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Nevada that the foregoing paragraph is true and correct.

Exhibit 10.4 -- Page 24